EXHIBIT 99.1
FOR IMMEDIATE RELEASE:

Frederick’s of Hollywood Group Inc. Reports
Fiscal 2012 First Quarter Financial Results
- - -

Hollywood, CA – December 13, 2011 —Frederick’s of Hollywood Group Inc. (NYSE Amex: FOH) (“Company”) today announced financial results for its fiscal 2012 first quarter ended October 29, 2011.

“Throughout the first quarter of fiscal 2012 we remained focused on our objectives for the year, including improving net sales. We have seen the early benefits from this strategy over the past four months, which includes a 5.5% increase in comparable store sales for the first quarter of fiscal 2012, and a 3.3% increase for the month of November. These improvements, along with certain other positive customer data points, have given us confidence that our initiatives are beginning to positively impact our business,” stated Thomas Lynch, the Company’s Chairman and Chief Executive Officer.

“We continued to expand upon programs and promotional activities aimed at increasing customer traffic to our retail stores and website. This included promotional shipping offers for online customers to stimulate sales, which led to a decrease in other revenue and negatively impacted our gross margin.  We also experienced a $627,000 reduction in margin assistance from our vendors in the first quarter of fiscal 2012 compared to the same period in the prior year. As expected, these activities resulted in a higher cost of sales for the quarter compared to the first quarter of fiscal 2011.  We believe these promotional activities are necessary to increase customer traffic and remain competitive,” concluded Mr. Lynch.

Fiscal 2012 First Quarter Compared to Fiscal 2011 First Quarter:
•	Net loss was $2.3 million or $(0.06) per diluted share, compared to a net loss of $1.2 million or $(0.03) per diluted share.
o	Net loss from continuing operations increased to $2.3 million from $0.3 million.
o	There was no activity related to discontinued operations compared to a net loss of $0.9 million.
•
Adjusted EBITDA from continuing operations was a loss of $1.1 million compared to an income of $1.0 million.  A reconciliation of GAAP results to Adjusted EBITDA, a non-GAAP measurement, is provided in the accompanying table.

•	Net sales decreased less than 1% to $28.4 million from $28.6 million.
o	Total store sales increased 3.8% to $19.1 million while comparable store sales increased 5.5% as compared to the three months ended October 30, 2010.
o	Direct sales (catalog and website operations) decreased 5.7% to $8.0 million.
o	Other revenue, consisting of shipping revenue, commissions earned on direct sell-through programs and breakage on gift cards, decreased 29% to $1.2 million.
•
Gross margin, as a percentage of net sales, was 33.7% compared to 40.0%.  This decrease was primarily due to an increase in product and shipping promotional offers, and a $627,000 reduction in margin assistance from our vendors.

•	Selling, general and administrative expenses increased by 1.0% to $11.5 million, or 40.4% of sales, from $11.3 million or 39.6% of sales.

Non-GAAP Financial Measures
For purposes of evaluating operating performance, the Company uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement, which is computed as the net loss appearing on the statement of operations plus depreciation and amortization, interest, income tax expense and stock compensation expense.  Adjusted EBITDA is used by management to evaluate the operating performance of the Company’s business for comparable periods.  Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:
•	Adjusted EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs; and
•
Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

(in thousands)	Three Months Ended
	October 29, 2011	October 30, 2010
Net loss from continuing operations	$(2,332)	$(297)
Depreciation and amortization	665	842
Interest	421	399
Income tax expense	17	25
Stock compensation expense	134	96
Adjusted EBITDA from continuing operations	$(1,095)	$1,065

Forward Looking Statement
Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties.  These statements are based on management’s current expectations or beliefs.  Actual results may vary materially from those expressed or implied by the statements herein.  Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; working capital needs; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; risks of doing business abroad; the ability to protect our intellectual property; and the other risks that are described from time to time in the Company’s SEC reports.  The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Frederick’s of Hollywood Group Inc.
Frederick’s of Hollywood Group Inc., through its subsidiaries, sells women’s intimate apparel, swimwear and related products under its proprietary Frederick’s of Hollywood® brand through 123 specialty retail stores, a world-famous catalog and an online shop at http://www.fredericks.com/.  With its exclusive product offerings including Seduction by Frederick’s of Hollywood and the Hollywood Exxtreme Cleavage® bra, Frederick’s of Hollywood is the Original Sex Symbol®. Our press releases and financial reports can be accessed on our corporate website at http://www.fohgroup.com.

This release is available on the KCSA Strategic Communications Web site at http://www.kcsa.com.

CONTACT:	INVESTOR CONTACTS:
Frederick’s of Hollywood Group Inc.	KCSA Strategic Communications
Thomas Rende, CFO	Todd Fromer / Garth Russell
(212) 779-8300	(212) 896-1215 / (212) 896-1250
tfromer@kcsa.com / grussell@kcsa.com

(Tables Below)

FREDERICK’S OF HOLLYWOOD GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	October 29,	July 30,
	2011	2011
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$556	$448
Accounts receivable	1,765	1,214
Income tax receivable	51	51
Merchandise inventories	18,462	14,816
Prepaid expenses and other current assets	2,429	2,108
Deferred income tax assets	68	68
Total current assets	23,331	18,705

PROPERTY AND EQUIPMENT, Net	8,375	8,925
INTANGIBLE ASSETS	18,259	18,259
OTHER ASSETS	662	588
TOTAL ASSETS	$50,627	$46,477

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Revolving credit facility	$9,745	$5,415
Accounts payable and other accrued expenses	23,274	21,250
Total current liabilities	33,019	26,665

DEFERRED RENT AND TENANT ALLOWANCES	4,635	4,749
TERM LOAN	7,640	7,527
OTHER	-	5
DEFERRED INCOME TAX LIABILITIES	7,372	7,372
TOTAL LIABILITIES	52,666	46,318
TOTAL SHAREHOLDERS’ EQUITY (DEFICIENCY)	(2,039)	159
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)	$50,627	$46,477

FREDERICK’S OF HOLLYWOOD GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	October 29,	October 30,
	2011	2010
	(Unaudited)
Net sales	$28,363	$28,617
Cost of goods sold, buying and occupancy	18,803	17,148
Gross profit	9,560	11,469
Selling, general and administrative expenses	11,454	11,342
Operating income (loss)	(1,894)	127
Interest expense, net	421	399
Loss before income tax provision	(2,315)	(272)
Income tax provision	17	25
Net loss from continuing operations	(2,332)	(297)
Net loss from discontinued operations, net of tax benefit of $266 for the three months ended October 30, 2010	-	(933)
Net loss	$(2,332)	$(1,230)
Basic and diluted net loss per share from continuing operations	$(0.06)	$(0.01)
Basic and diluted net loss per share from discontinued operations	-	(0.02)
Total basic and diluted net loss per share	$(0.06)	$(0.03)

Weighted average shares outstanding – basic and diluted	38,693	38,349

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